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                                                           EXHIBIT 10.14


                EMPLOYMENT AGREEMENT dated as of the 26th day of June, 1997 by and between BOZELL, JACOBS, KENYON & ECKHARDT, INC., (hereinafter the "Agency"), a Delaware corporation, with its principal place of business at 40 West 23rd Street, New York, New York 10010 and VALENTINE J. ZAMMIT, (hereinafter the "Executive"), residing at 510 Manhasset Woods Road, Manhasset, N. Y. 11030.

                            W I T N E S S E T H :

        WHEREAS, the Executive has been in the employ of the Agency for many years last past, and is as of the date of this Agreement a stockholder, director, Vice Chairman and Chief Financial Officer of the Agency, and

        WHEREAS, the Agency desires to further acknowledge the Executive's years of service to the Agency and the important contributions the Executive has made to enhance the value of the Agency for the benefit of its stockholders, and that in the event of a sale of the Agency there is a significant likelihood that the Executive will not be able to continue to fully untilize his skills, experience and dedication in an appropriate manner for the benefit of the Agency and the Executive; and

        WHEREAS, the Agency and the Executive have entered into an Agreement dated as of April 1, 1992 (the "Agreement"), and

        WHEREAS, the parties are desirous of restating the term of the Executive's employment and entering into an Employment Agreement which will supersede all the terms and conditions of the existing Agreement.

        NOW, THEREFORE, in consideration of the mutual premises herein contained, and for other good and valuable considerations, it is agreed that the terms of the Agreement are hereby amended and restated as follows:

                1. The Executive's employment with the Agency is hereby continued throughout the Term, as hereinafter defined. The Executive agrees to continue to render his services exclusively to the Agency throughout the Term, and further agrees to render his services loyally and faithfully and to the best of his abilities. The Executive shall render his full time and attention during regular business hours to the services to be rendered by him hereunder.

                2. The Executive shall serve as a Vice Chairman of the Agency. In addition, throughout the Term, the Executive shall serve as the Chief Financial Officer of the Agency.
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In such capacity, the Executive shall report directly to Charles D. Peebler,
Jr. ("Peebler") (or, if Peebler is not an executive officer of the Agency, the Chief Executive Officer of the Agency) and shall perform such functions as are customarily performed by a Chief Financial Officer and such other functions as may from time to time be designated by the Board of Directors of the Agency not inconsistent with the offices of Vice chairman of the Agency and Chief Financial officer. In addition, throughout the Term, the Agency shall cause the Executive to be elected to the Board of Directors of the Agency and to the Executive and Finance Committees of such Board. Moreover, in the event of a Change of Control (as hereinafter defined), the Executive shall also serve as an Executive Vice President in charge of Operations and Mergers and Acquisitions (or other office of comparable or more senior title, position, duties and responsibilities (such office and other offices being referred to as "Approved Offices")) of the Parent Company (as hereinafter defined) unless the Parent Company is an Excluded Parent Company (as hereinafter defined). Notwithstanding the preceding provisions of this paragraph, but without affecting any other provisions of this Agreement (including, without limitation the last two sentences of this paragraph 2), if the Parent Company is True North Communications Inc. ("TN"), Executive's position need not be with the Agency but may be solely an Approved Office at the Parent Company, and in serving in an Approved office, Executive shall have duties and responsibilities of a senior executive nature, which shall consist of duties and responsibilities regarding operations and mergers and acquisitions for the Parent Company and its subsidiaries and other senior executive duties and responsibilities as shall be assigned to Executive by Peebler (or, if Peebler is not an executive officer of the Parent Company, the Chief Executive officer of the Parent Company) from time to time, and Executive shall report directly to the Chief Executive Officer of the Parent Company. The Executive's services shall be performed at the Agency's principal executive offices in Manhattan, subject to the reasonable travel requirements of his position and duties hereunder. The parties acknowledge that the Executive's performance of services in Manhattan as referred to in the preceding sentence is a material term of this Agreement.

                3. The term of this Agreement (the "Term") shall be deemed to commence as of the date of this Agreement and shall continue until March 31, 2000 and thereafter shall continue until terminated by either party upon at least ninty (90) days written notice, subject at all times, however, to earlier termination as set forth in this Agreement.
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                4.      As full compensation for his services hereunder, the
Agency agrees to pay the Executive, and the Executive agrees to accept, the following:

                        a. An annual salary (the "Salary) computed at the rate of Four Hundred Fifty-Nine Thousand Four Hundred Fifty Dollars ($459,450) payable in such installments as salaries are paid to other executive personnel of the Agency.

                        b. On April 1, 1998 and on each anniversary thereof within the Term (the "Adjustment Date"), the Executive's Salary shall be adjusted upward based upon the Consumer Price Index for all Urban Consumer/United States City Average, as published by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI"). The Executive's Salary for the twelve (12) months beginning on each Adjustment Date shall be equal to the greater of (i) $459,450 or (ii) $400,000 multiplied by a fraction, the numerator of which shall be the CPI published most recently prior to the Adjustment Date and the denominator of which shall be the CPI published most recently prior to April 1, 1992. In no event, however, shall the Salary for any such twelve (12) month period exceed one hundred six percent (106%) of the Salary payable in the previous twelve (12) month period.

                        c.      The Executive shall be entitled to
                reimbursement of authorized business expenses incurred in connection with the performance of his duties in accordance with the Agency's standard policy with regard thereto.

                        d. The Executive shall be entitled to life insurance, medical insurance and dental insurance, participation in the Agency's Profit-Sharing and 401(k) Plans, Stock Bonus Plan, EWAP, Bonus Plan, Stock Option Plan (including any successor or replacement plans of any of the foregoing), and other fringe benefits in accordance with the Agency's standard policy affecting senior Agency executives of the Agency and its susidiaries generally and in accordance with the terms of the applicable plans. Without limiting the foregoing, the Executive shall be entitled to continue to participate in, and the Agency shall maintain for the benefit of the Executive, the Bonus Plan (including any successor or replacement plans providing substantial comparable benefits) and the amount of any bonus to be allocated thereunder to the Executive shall be as determined by the Chief Executive Officer of the Agency (or Peebler if at any time after a Change of Control, Peebler
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                ceases to be the Chief Executive Officer of the Agency and is
                employed by the Parent Company). Furthermore, without limiting the foregoing, throughout the Term, the Executive shall be entitled to at least such fringe benefits, welfare benefits, perquisites, office, furniture and support services as received by other senior executives of the Agency and its subsidiaries generally; provided that throughout the Term, the Executive shall be entitled to at least such of the foregoing as Executive received as of March 31, 1997, including without limitation, paid vacation, country club membership and dues and the costs (including, without limitation, costs of insurance, gas, maintenance, parking and lease payments) of a new Chrysler automobile selected by the Executive every three years.

                        e. In addition to the foregoing, the Executive shall be entitled to such bonuses as may be determined at any time or from time to time by the Board of Directors of the Agency or any authorized committee thereof.

                        f. In the event that a majority of the stock entitled to
                vote with respect to the election of directors of the Agency(or a substantial portion of the operations of the Agency at any time is owned beneficially, whether directly or indirectly, by another entity or in the event of any merger, reorganization or consolidation whereby the existing stockholders of the Agency as of the date hereof do not own more than 66-2/3% of the then outstanding shares of the entity resulting from such merger, reorganization, or consolidation (ultimate entity in each such case being referred to herein as a "Parent Company" and such event being a "Change of Control"), the Executive shall be entitled to such number of options to purchase shares of stock of such Parent Company, on such terms and conditions, as shall be recommended by Peebler; provided however, that the amount, price and other terms and conditions shall be consistent with the terms of any Parent Company stock option plan and grants made thereunder to executive officers of such Parent Company; and provided further that such stock options will become 100% vested and fully exercisable for their term in the event that the Executive terminates his employment for Good Reason or is terminated by the Agency without "Cause".

                5. The Agency may terminate this Agreement for Cause at any time upon written notice to the Executive. "Cause", as used herein, is hereby defined as:
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                        a.      the Executive's conviction in a court of
                law of any crime or offense involving misuse or misappropriation of money or other property of the Agency, or

                        b.      the Executive's continued, willful
                failure or refusal to perform specific written directives of Peebler (so long as Peebler is employed by the Agency or Parent Company and otherwise of the Board of Directors of the Agency or Parent Company), which directives involve material aspects of the Executive's duties and responsibilities and which are consistent with the scope and nature of the Executive's duties and responsibilities as set forth in paragraph 2 hereof, and Executive's failure to cure the same within thirty (30) days Written notice thereof by the Agency (which notice specifically states it is being given pursuant to this paragraph 5.b.), and

                        c.      any flagrant act of dishonesty or
                disloyalty by the Executive or any act involving gross moral turpitude of the Executive, in either case which materially adversely affects the business of the Agency.

                6. If, on account of any physical or mental disability, the Executive shall fail or be unable to perform under this Agreement for a continuous period of one hundred twenty (120) days or an aggregate period of one hundred eighty (180) days during any consecutive twelve (12) month period, then the Agency may, at its option, terminate the Term upon thirty (30) days written notice. In such event, the Executive shall be entitled to receive, in addition to any and all disability and other benefits that he may otherwise be entitled to receive and all accrued but unpaid amounts hereunder and under all plans, Policies, options (including, without limitation the options referred to in paragraph 4f. above) and other agreements, the compensation otherwise payable to him pursuant to paragraph 4 hereof through the end of the month ending 36 months after the month in which such termination is made effective. The option to terminate provided in this paragraph 6 is separate, distinct and additional to any right on the part of the Agency to terminate this Agreement pursuant to paragraph 5 hereof. In the event that, subsequent to the termination of this Agreement by the Executive for Good Reason (as defined below) or by the Agency without "Cause", during the Post-Term Benefit Period (as defined below) the Executive's physical or mental condition becomes such that if this Agreement were then in effect the Executive would be disabled pursuant to this Agreement, then, in addition to the amounts payable pursuant to paragraph 8b, the Executive shall be entitled to receive the compensation otherwise payable to him pursuant to paragraph 4 hereof for and through the end of the month ending 36 months after the month in which such termination is effective as if he had become disabled during the Term.

                If there should be a dispute between the parties hereto as to the Executive's physical or mental disability for purposes of this Agreement, the question shall be settled by the opinion of an impartial reputable physician or psychiatrist agreed upon for the purpose by the parties or their representatives, or if the parties cannot agree within thirty (30) days after a request for designation of such party, then each party shall designate a physician or psychiatrist and the two of them shall designate a third such medical professional and the opinion of a majority of the three (3) of them shall settle the question. The certification of such physician or psychiatrist or the majority of the three (3) of them, as the case may be, as to the question in dispute shall be final and binding upon the parties hereto.

                7. The Term will terminate in the event that the Executive should die during the Term. In such event, the Executive's personal representative shall be entitled to receive and all accrued but unpaid amounts hereunder and under all other plans, policies, options (including, without limitation, the options referred to in paragraph 4f. above) and other agreements, the compensation otherwise payable to the Executive pursuant to paragraph 4 hereof through the end of the month ending 36 months after the month in which his death occurs.

               8. a. The Executive shall have the right at any time following the later of the date on which the occurrence of such event becomes known to the Executive or the expiration of any "cure" period as provided below (provided that no "cure" period shall apply for any purpose if the following events occur with the authorization, approval or direction of the Board of Directors of the Agency or any committee thereof, or other than on an isolated basis), by giving not less than ten (10) days prior written notice to the Agency, to terminate his employment for "Good Reason" which, for purposes of this Agreement, is hereby defined as the occurrence, without the Executive's consent, of one or more of the following events, as determined in Executive's reasonable judgment:


                        (i) if the Executive is not appointed to or is otherwise removed from the offices of Vice
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                Chairman and/or Chief Financial Officer of the Agency
                (other than pursuant to the sixth sentence of paragraph 2 hereof) and/or from any Approved Offices of the Parent Company (other than of Interpublic, Omnicom Group, Inc. or WPP (each an "Excluded Parent Company")) for any reason other than in connection with the termination of his employment with the Agency or if, after a Change of Control, the Executive is directed to report directly to any person or entity other than the Chief Executive officer of the Parent Company (other than an Excluded Parent Company);

                       (ii) if the Executive is not elected to or is otherwise removed from the Board of Directors of the Agency and/or the Executive Committee and/or the Finance Committee thereof or from any positions the Executive holds at any time with any of the Agency's subsidiaries (this provision continuing to apply with respect to any subsidiary of the Agency as of the date of this Agreement which ceases to be a subsidiary of the Agency but is a subsidiary of a Parent Company) for any reason other than in connection with the termination of his employment or pursuant to the sixth sentence of paragraph 2 hereof;

                      (iii) if there is either any material diminution in the Executive's duties and/or responsibilities with respect to the Agency and its subsidiaries (this provision continuing to apply with respect to any subsidiary of the Agency as of the date of this Agreement which ceases to be a subsidiary of the Agency but is a subsidiary of a Parent Company) or assignment to the Executive of any duties inconsistent in any material respect from such duties and/or responsibilities of the Executive as of March 31, 1997, and the foregoing is not cured within thirty (30) days after written notice thereof to the Agency (other than pursuant to the sixth sentence of paragraph 2 hereof), and/or, in the event the Executive is holding any Approved Office with any Parent Company other than an Excluded Parent Company, and any of the following circumstances occur (the following circumstances being referred to herein as a "Parent Company Diminution"): the Executive's duties and/or responsibilities with respect to the Parent Company and its subsidiaries are materially diminished from or inconsistent in any material respect from the Executive's duties and/or responsibilities with the Parent Company as required by the sixth sentence of paragraph 2 hereof, and the foregoing is not cured within thirty (30) days after written notice thereof to the Parent Company (it being understood and agreed that any requirement that the Executive report directly to any person or entity other than the Chief Executive officer of the Parent Company shall, under all circumstances, constitute grounds for termination for Good Reason under clause (i) of this paragraph 8a and are not subject to this clause
                (iii));

                       (iv) if the Executive's rate of Salary (as in effect from time to time) and/or fringe benefits payable under paragraph 4 hereof are reduced or, in the case of fringe benefits, are materially reduced, for any reason other than in connection with the termination of his employment and the foregoing is not cured within thirty
                (30) days after written notice thereof to the Agency;

                        (v) notice that the Executive shall be located at offices other than pursuant to paragraph 2 hereof, or the assignment of duties requiring Executive to travel for business on a meaningfully more burdensome basis generally than on the date of this Agreement;

                       (vi) the commission by the Agency of a material breach of any of its obligations under this Agreement (other than any breaches referred to in clauses (i) -
                (v) of this paragraph 8a), the Bonus Plan as it pertains to the Executive or any of the Executive's Stock Option Agreements which breach shall continue for thirty (30) days after written notice thereof to the Agency; or

                      (vii) any assignment or purported assignment, whether by operation of law or otherwise, in contravention of paragraph 15 hereof, or if the assignee and its Parent Company do not deliver to the Executive, prior to such assignment, an instrument assuming all Agency obligations hereunder.

                Notwithstanding anything in this paragraph 8a to the contrary, in the event that the Executive shall claim that he is entitled to terminate his employment for "Good Reason" as a result of a Parent Company Diminution (but not for any other basis for Good Reason, including, without limitation, pursuant to clause (i) hereof) and within ten (10) days after receiving notice to such effect by the

Executive, the Parent Company shall give notice to the Executive that the Parent Company, by its Chief Executive Officer, Board of Directors or any authorized committee thereof, believes that the specific facts do not constitute a basis for a Parent Company Diminution, then the determination as to whether or not a Parent Company Diminution has occurred shall be determined by arbitration in accordance with paragraph 9 hereof.

                    b. in the event that the Agency terminates the Executive's employment with the Agency without Cause (which specifically includes, without limitation, any termination by the Agency pursuant to paragraph 3 hereof) or the Executive terminates his employment with the Agency for Good Reason, the Executive shall be under absolutely no duty whatsoever to mitigate damages and, in addition to all accrued but unpaid amounts hereunder and under all plans, policies, options (including, without limitation, the options referred to in paragraph 4f. above) and other agreements and a pro rata bonus for the year in which such termination takes place based on the bonus earned by the Executive for the then immediately preceding fiscal year, the Executive shall be entitled to receive and there shall be paid by the Agency to the Executive within ten (10) days after such termination of employment, a lump sum cash payment in an amount equal to the product of (x) $668,385 times (y) the number of years or fractions thereof in the following period (such period being referred to as the "Post-Term Benefit Period")
(A) in the event such termination is effective on or prior to March 31, 1998, for a period from the effective date of such termination through March 31, 2001 or (B) in the event such termination is effective after March 31, 1998, for a three-year period commencing on the effective date of such termination of employment.

                In addition, throughout the Post-Term Benefit Period the Agency shall provide coverage under all dental, medical, life, accident and all other insurance and welfare plan benefits for Executive and his family (on the terms required to be provided to Executive pursuant to this Agreement immediately prior to such termination) at Agency expense, or if coverage under any given insurance or welfare plan on such terms cannot be provided to Executive and his family, payments to Executives which, on an after tax basis, equal to the amounts which would be necessary to be paid by Executive to obtain such comparable coverage for Executive and his family, for the Post-Term Benefit period.

                No compensation or any other amounts or benefits received by Executive shall be applied in mitigation of amounts otherwise then or thereafter payable to the

Executive pursuant to this paragraph 8 (b) or otherwise. Nothing contained in this Agreement shall be deemed to limit Executive's rights under any retiree benefit or other plan, agreement or arrangement.


               9. a. Notwithstanding anything in this Agreement to the contrary, (i) if it shall be determined that any payment or distribution by the Agency to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any adjustment required under this Section 9) (in the aggregate, the "Total Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor (the "Code") (the "Excise Tax"), and (ii) if after reduction by the amount of such Excise Tax the amount of the Total Payments would be less than the maximum amount that could be paid to the Executive without the imposition of such Excise Tax, then the payments due hereunder shall be reduced so that the Total Payments are One Dollar ($l) less than such maximum amount.

                    b. All determinations required to be made under Sections 9a. and b., including whether and when a reduction in the amount payable hereunder pursuant to Section 9(a) is required and the amount of any such reduction and the assumptions to be utilized in arriving at such determination, shall be made by the Agency's public accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Agency and the Executive within 15 business days of the receipt of notice from the Executive that there has been a payment under Section 8, or such earlier time as is requested by the Agency or the Executive. In the event that the Accounting Firm is serving as accountant or auditor for the individual entity or group effecting the Change in Control, the Executive, at his election, may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Agency. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executivels applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Agency and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the reduction in the amount payable hereunder pursuant to Section 8 will not have been made consistent with the calculations required to be made hereunder. In the event that the Accounting Firm determines that the reduction was too small, upon receipt of notice from the Accounting Firm to such effect, the Executive shall promptly pay to the Agency the amount of the required reduction. Conversely, in the event that the Accounting Firm determines that the reduction was too great, upon receipt from the Accounting Firm to such effect, the Agency shall promptly pay to the Executive the amount determined by the Accounting Firm to have been an excess reduction.

                    c. If any contest or dispute shall arise under this Agreement involving termination of the Executivels employment with the Agency or involving the failure or refusal of the Agency to perform fully in accordance with the terms of this Agreement, including any arbitration under paragraph 9f, the Agency shall reimburse the Executive, on a current basis, for all legal fees and expenses, if any, incurred by the Executive in connection with such contest or dispute, together with interest in an amount equal to the prime rate of Citibank, N.A. from time to time in effect, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Agency receives the Executivels statement for such fees and expenses through the date of payment thereof, provided however, that in the event the resolution of any such contest or dispute includes a finding denying, in total, the Executive's claims in such contest or dispute, the Executive shall be required to reimburse the Agency, over a period of 12 months from the date of such resolution, for all sums advanced to the Participant pursuant to this Section 9(c).

                    d. The Agency's obligation to make any payments provided for this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Agency or any of its affiliates may have against the Executive or others.

                    e. If there shall be any dispute between the Agency or any of its affiliates and the Executive in the event of any termination of the Executive's employment, then unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause, that, except as set forth in paragraph 9f, the determination by the Executive of the existence of a termination for Good Reason was not reasonable, or that the Agency or any of its affiliates is not otherwise obligated to pay any amount or provide any benefit to the Executive and his dependents or other beneficiaries, as the case may be, under Section 8, the Agency shall pay all amounts, and provide all benefits, to the Executive and his dependents or other beneficiaries, as the case may be, that the Agency would be required to pay or provide pursuant to Section 8 as though such termination were by the Agency without Cause or by the Executive for Good Reason.

                    f. In the event of a disagreement in accordance with the last paragraph of paragraph 8a as to whether or not a Parent Company Diminution has occurred, such matter shall be determined by expedited arbitration under the auspices of the American Arbitration Association ("AAA") - Such arbitration shall be governed by the then current rules of the AAA. In this regard, the parties agree that (i) such arbitration shall commence as promptly as possible after the 20th day following service of the notice by the Parent Company pursuant to the last paragraph of paragraph 8a, (ii) the proceeding shall be determined by one arbitrator (who shall be selected or approved by the AAA), (iii) the arbitrator shall have authority to determine only the issue of whether or not a Parent Company Diminution (as defined in this Agreement) has occurred, and shall have no authority to order a modification or amendment of this Agreement, and (iv) the decision of the arbitrator shall be final and binding upon the parties thereto. Until the ruling of such arbitrator, the Executive shall continue to be employed pursuant to the terms and conditions of this Agreement, including the payment to the Executive of all compensation under paragraph 4 as and when due. In the event that in any circumstance the arbitrator shall rule that a Parent Company Diminution has not occurred, neither Executive's having given notice of termination for Good Reason with respect thereto nor such ruling shall constitute a termination of employment or breach of this Agreement by the Executive and this Agreement shall continue in full force and effect in accordance with its terms.

     10. At all times during the Term and the Post-Term Benefit Period the Agency shall maintain and pay on a timely basis the premiums for an insurance policy on the life of the Executive with the named beneficiary being the Executivels spouse or such other person or party as the Executive may designate from time to time (the "Policy"). The Policy shall be in the face amount of at least $900,000, shall be issued through an insurance carrier having a rating of at least AA and the Policy may not be cashed in and no borrowing against the Policy or alienation thereof shall be permitted.

     11. In consideration of the Executive's employment and continued employment by the Agency, the Executive agrees that while in the employ of the Agency and for a period of one (1) year subsequent to the termination of his employment, whether such termination occurs prior to, simultaneously with or after the expiration of the Term, (the period from the commencement of employment through the one (1) year period subsequent to termination of employment being the "Non Competition Period") the Executive will not, directly or indirectly, either on his own behalf or on behalf of any other person, firm or corporation, solicit any account which is a client of the Agency at any time within one year prior to the date of such termination.

             The Executive further covenants and agrees that during the Non Competition Period he will not, directly or indirectly, perform any advertising, public relations, marketing or research services for any such account, either on his own behalf or on behalf of any advertising agency, public relations consultant, or similar organization representing any such account.

             The Executive further covenants and agrees that within the Non Competition Period he will not, directly or indirectly, employ or attempt to employ or assist anyone else to employ any person who is at such time or who was at any time within the six (6) month period immediately prior to such time, in the employ of the Agency.

             Accounts which are or were clients of the Agency, as used herein, are hereby defined as advertising or public relations accounts which are principally represented by the office of the Agency at which the Executive is principally employed.

             The Executive also agrees that he will not at any time (whether before or after the termination of his employment with the Agency) disclose to anyone any confidential information or trade secrets of the Agency or of any client of the Agency, or utilize such confidential information or trade secrets for his own benefit or the benefit of third parties. All records, memoranda, notes and other documents compiled by him or made available to him during his employment concerning the business of the Agency or the business of any of its clients shall be and remain the property of the Agency, and shall be delivered to the Agency upon the termination of the Executive's employment or any time prior thereto upon request.

             In the event of any breach by the Executive of any of the covenants hereinabove contained, it is specifically understood and agreed that the Agency shall be entitled, in addition to any other remedies which it may have, to equitable relief by way of injunction or otherwise.

     12.     a.   The Agency agrees that, in addition to any rights that
the Executive may have under the certificate of incorporation and by-laws of the Agency as the same may be in effect from time to time hereafter as to indemnification and advancement of expenses, the Executive shall hereby, as a matter of separate contract, be entitled and continue to be entitled to all rights of indemnification and advancement of expenses provided to directors, officers, employees or agents of the Agency or who serve or served at the request of the Agency in any capacity with any other corporation or other enterprise, under the certificates or articles of incorporation and by-laws of the Agency and such other companies as in effect on the date hereof (the provisions of which are incorporated herein by reference), regardless of any amendments thereto which thereafter occur, which rights the Agency expressly agree shall apply to the Executive as a director, officer, employee and agent of the Agency, and which rights shall continue indefinitely in the Executive's favor as to any actions, suits, claims or proceedings now pending or threatened and as to any actions, suits, claims or proceedings which may hereafter be brought or threatened.

             b. The Agency agrees to include the Executive as an insured beneficiary of, and to furnish the Executive with coverage under, any and all director and officer liability insurance policies now or hereafter maintained by the Agency or its affiliates to the same extent other current and/or former officers and directors of the Agency are provided coverage thereunder. Such coverage shall be furnished to the Executive until the expiration of the statutes of limitations applicable to the liabilities for which indemnification is provided herein. The Agency agrees to furnish the Executive with evidence of such coverage upon the Executive's written request.

     13. This Agreement constitutes the complete understanding between the parties with respect to the employment of the Executives hereunder, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement may not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto.

     14. If any covenant or other provision of this Agreement is declared to be invalid, unlawful, or incapable of being enforced, by reason of any rule of law or public policy, all other conditions and provisions of this Agreement which can be given effect without the valid, unlawful or unenforceable provision, shall be given effect.

     15. The obligations and rights of the Executive shall inure to the benefit of and shall be binding upon himself and his personal representatives, and the obligations and rights of the Agency shall inure to the benefit of and shall be binding upon it and its successors and assigns; provided, however, that the Company shall not assign this Agreement other than to a successor pursuant to a merger, consolidation or transfer of all or substantially all of the outstanding capital stock or assets of the Agency.

     16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above.


                                        BOZELL, JACOBS, KENYON &
                                          ECKHARDT, INC.


                                        By: /s/ Charles D. Peebler, Jr.
                                            ----------------------------
                                            Charles D. Peebler, Jr.,
                                            Chief Executive Officer
                                            and President


ACCEPTED AND AGREED

/s/ Valentine J. Zammit
------------------------------
Valentine J. Zammit